Exhibit 23.0

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement (Form S-8 No. 33-40353) pertaining to the 1990 Directors Stock Option Plan, Registration Statement (Form S-8 No. 33-83826) pertaining to the Inter-Tel, Incorporated 1994 Long Term Incentive Plan, Registration Statement (Form S-8 No. 33-73620) pertaining to the Inter-Tel, Incorporated Employee Stock Ownership Plan, Registration Statement (Form S-8 No. 333-41197) pertaining to the Inter-Tel, Incorporated 1997 Long Term Incentive Plan and Inter-Tel, Incorporated 1997 Employee Stock Purchase Plan, Registration Statement (Form S-8 No. 333-56872) pertaining to the Acquisition Stock Option Plan, Registration Statement (Form S-8 No. 333-67261) pertaining to the Acquisition Stock Option Plan, Registration Statement (Form S-8 No. 333-85098) pertaining to the Inter-Tel, Incorporated 1997 Long Term Incentive Plan and Acquisition Stock Option Plan, Registration Statement (Form S-8 No. 333-87474) pertaining to the Inter-Tel, Incorporated 1997 Employee Stock Purchase Plan, and Registration Statement (Form S-3 No. 33-58161), Registration Statement (Form S-3 No. 33-61437), Registration Statement (Form S-3 No. 333-01735), Registration Statement (Form S-3 No. 333-12433), Registration Statement (Form S-3 No. 333-39221), of our report dated February 14, 2003, with respect to the consolidated financial statements and schedule of Inter-Tel, Incorporated included in this Annual Report (Form 10-K) of Inter-Tel, Incorporated for the year ended December 31, 2002 filed with the Securities and Exchange Commission


                                        /s/ ERNST & YOUNG LLP

Phoenix, Arizona
March 19, 2003